UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CBS Corporation
(Exact name of registrant as specified in its charter)

Delaware	04-2949533
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

51 W. 52nd Street	10019
New York, New York

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.750% Senior Notes due 2056	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-62052, 333-62052-01 and 333-52728.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The title of the Registrant’s securities to be registered hereunder is 6.750% Senior Notes due 2056 (the “Senior Notes”). The Senior Notes have been issued pursuant to the Registrant’s effective registration statement on Form S-3 (No. 333-62052, No. 333-62052-01 and No. 333-52728). The description of the Senior Notes, as set forth under the caption “Description of the Debt Securities” in the prospectus dated March 19, 2007, filed with the Securities and Exchange Commission on March 20, 2007, as supplemented by the description set forth under the caption “Description of the Senior Notes” in the prospectus supplement dated March 20, 2007, filed with the Securities and Exchange Commission on March 22, 2007, is incorporated herein by reference.

Item 2.	Exhibits

Exhibit No.	Description of Exhibit

1.

Amended and Restated Certificate of Incorporation of CBS Corporation effective December 31, 2005 (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of CBS Corporation for the fiscal year ended December 31, 2005) (File No. 001-09553).

2.

Amended and Restated By-laws of CBS Corporation effective December 31, 2005 (incorporated by reference to Exhibit 3(b) to the Annual Report on Form 10-K of CBS Corporation for the fiscal year ended December 31, 2005) (File No. 001-09553).

3.	Form of CBS Corporation’s 6.750% Senior Notes due 2056 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of CBS Corporation filed March 26, 2007) (File No. 001-09553).

4.

Indenture, dated as of June 22, 2001, among CBS Corporation (f/k/a Viacom Inc.), CBS Operations Inc. (f/k/a Viacom International Inc.), as guarantor, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of CBS Corporation filed July 3, 2001) (File No. 001-09553).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized.

CBS CORPORATION

By:	/s/ LOUIS J. BRISKMAN
	Name:	Louis J. Briskman
	Title:	Executive Vice President and General Counsel

April 11, 2007